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                             AMS NONFUNDED DEFERRED
                                COMPENSATION AND
                                  SUPPLEMENTAL
                                  SAVINGS PLAN









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                     AMS NONFUNDED DEFERRED COMPENSATION AND
                            SUPPLEMENTAL SAVINGS PLAN

                                TABLE OF CONTENTS

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                                                                                 ----
ARTICLE I             Purpose                                                      1


ARTICLE II            Definitions                                                  1


ARTICLE III           Eligibility                                                  3


ARTICLE IV            Deferred Compensation Account Allocations                    3


ARTICLE V             Company Contribution Account Allocations                     3


ARTICLE VI            Investment of Accounts                                       4


ARTICLE VII           Vesting                                                      4


ARTICLE VIII          Distributions and Withdrawals                                5


ARTICLE IX            Source of Payment of Benefits                                5


ARTICLE X             Designation of Beneficiaries                                 6


ARTICLE XI            Administration of the Plan                                   6


ARTICLE XII           Amendment and Termination                                    7


ARTICLE XIII          General Provisions                                           7


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                     AMS NONFUNDED DEFERRED COMPENSATION AND
                            SUPPLEMENTAL SAVINGS PLAN



                                    ARTICLE I
                                     PURPOSE


         1.1 American Medical Systems, Inc. established this NonFunded Deferred Compensation and Supplemental Savings Plan effective as of September 10, 1998 for the purposes of providing to its eligible employees (a) benefits which would have been payable from the tax-exempt trust under the tax-qualified benefit plan known as the AMS Savings and Investment Plan ("SIP") but for the limitations placed by the Code on contributions with respect to such employees under such plan and (b) an opportunity to defer all or a portion of their eligible compensation.

                  The portions of the Plan providing (a) benefits without regard to the limitation on "compensation" under Section 401(a)(17) of the Code, the limitation applicable to the SIP under Section 402(g) of the Code and (b) an opportunity to defer all or a portion of an eligible employee's compensation, constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The portion of the Plan providing benefits above the limitations prescribed under Section 415 of the Code constitutes an "excess benefit plan" as defined in Section 3(36) of the Act.


                                   ARTICLE II
                                   DEFINITIONS

When used herein, the following terms shall have the following meanings:

         2.1 "Account" means an Employee's Deferred Compensation Account and Company Contribution Account under the Plan.

         2.2 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         2.3 "Beneficiary" means the beneficiary or beneficiaries designated in accordance with Article X of the Plan to receive the amount, if any, payable upon the death of an Employee who participates in the Plan.

         2.4 "Benefit Limitations" means (a) the maximum aggregate amount of "annual additions" which could have been made to an Employee's accounts under the SIP



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in accordance with Section 415 of the Code, (b) the limitation prescribed under
Section 401(a)(17) of the Code on the amount of annual compensation that can be taken into account under the SIP, and (c) the limitation applicable to the SIP under Section 402(g) of the Code.

         2.5 "Board of Directors" means the Board of Directors of the Company.

         2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.7 "Committee" means the members of the American Medical Systems, Inc. Employee Benefits Committee appointed by the Board of Directors to administer the Plan in accordance with Article XI.

         2.8 "Company" means American Medical Systems, Inc., and its successors or assigns.

         2.9 "Company Contribution Account" means a Participant's Account attributable to allocations pursuant to Section 5.1 as adjusted for earnings and losses pursuant to Article VI.

         2.10 "Compensation" means the total cash compensation, including commissions, bonuses and any payments received pursuant to any management incentive program maintained by the Company, determined without regard to the limitation prescribed under Section 401(a)(17) of the Code on the amount of annual compensation that can be taken into account under the SIP.

         2.11 "Deferred Compensation Account" means a Participant's Account attributable to allocations pursuant to Section 4.1 as adjusted for earnings and losses pursuant to Article VI.

         2.12 "Employee" means any employee of the Employer who has been specifically designated by the Committee as eligible to participate in the Plan.

         2.13 "Employer" means the Company and each subsidiary thereof that adopts the Plan, with the consent of the Committee.

         2.14 "Matching Contribution" means an Employer matching contribution under the SIP.

         2.15 "Participant" means an Employee who has an Account under the Plan.

         2.16 "Plan" means the AMS NonFunded Deferred Compensation and Supplemental Savings Plan as set forth herein and as amended and restated from time to time.



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         2.17 "Retirement" means the Employee's separation from service with the
Employer on or after the attainment of age 55.

         2.18 "SIP" means the AMS Savings and Investment Plan, as amended and restated from time to time.

         2.19 "Tax Deferred Contribution" means a contribution as defined in the
Section 402(e)(3) of the Code which is made by an Employee to the SIP.


                                   ARTICLE III
                                   ELIGIBILITY

         3.1 Each Employee who has been specifically designated by the Committee as eligible to participate in the Plan may participate effective as of the first day of the calendar month coinciding with or next following such designation.


                                   ARTICLE IV
                    DEFERRED COMPENSATION ACCOUNT ALLOCATIONS

         4.1 Each Employee designated by the Committee as eligible to participate in the Plan and who is prevented from making additional Tax Deferred Contributions to the SIP by reason of the Benefit Limitations, may elect to reduce such Employee's Compensation by an amount designated by the Employee in 1% increments, and to have such amount credited to such Employee's Deferred Compensation Account under the Plan. Eligible Employees will make separate deferral elections with respect to base compensation and bonus payments. Any such election shall be in writing and must be made no later than December 31 of the calendar year preceding the year in which such Compensation is earned except for the first year in which an Employee is eligible to participate in the Plan, in which case he may, within thirty (30) days following the date such initial eligibility, elect to defer Compensation otherwise payable following his initial election. Any election made pursuant to the foregoing sentence, may not be revoked or changed thereafter except as to Compensation to be earned in subsequent calendar years. Allocations pursuant to this Section 4.1 shall be credited to the eligible Employee's Deferred Compensation Account at the same time as the Employee's Tax Deferred Contributions are credited under the SIP.


                                    ARTICLE V
                    COMPANY CONTRIBUTIONS ACCOUNT ALLOCATIONS

         5.1 With respect to each Participant, there shall be credited to the Participant's Company Contribution Account under the Plan the sum of (a) the additional Matching



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Contributions that would have been allocated to the Participant's account under the SIP to match actual contributions made to the SIP if the Benefit Limitations were not applicable, and (b) if the Participant elects to reduce such Participant's Compensation pursuant to Section 4.1, the Matching Contributions that would have been made to the Participant's account under the SIP if the amounts allocated to such Participant's Deferred Compensation Account pursuant to Section 4.1 were Tax Deferred Contributions to the SIP and the Benefit Limitations did not apply. Allocations pursuant to this Section 5.1 shall be credited to the Company Contribution Account at the same time as the Participant's Matching Contributions are credited under the SIP.


                                   ARTICLE VI
                             INVESTMENTS OF ACCOUNTS

         6.1 Any amounts credited to a Participant's Deferred Compensation Account pursuant to Section 4.1 or to a Participant's Company Contribution Account pursuant to Section 5.1 shall be credited to the investment vehicles designated by the Committee. Once each calendar month, a Participant may make an investment election to reallocate his Account among the investment vehicles and/or with respect to future Deferred Compensation and Company Contributions to be made on the Participant's behalf. Such investment elections shall be implemented as soon as administratively feasible subject to the Committee's overriding discretion. The Committee shall retain overriding discretion over the selection of investment vehicles and may change, alter or modify its investment policy as it deems appropriate.

         6.2 The value of each Account as from time to time determined (but determined at least quarterly) shall be the fair market value, based on an accrual basis of accounting, of the investments or other assets then credited to such Account taking into consideration any investment income or gains thereon as well as any transaction expenses or losses with respect thereto. At the time that a Participant receives a distribution from his Account pursuant to Article VIII, he shall be entitled to receive, and such Account shall be credited with any applicable gains or losses up until the date of final distribution.

         6.3 A Participant's Account shall be reduced by the amount of any benefits distributed to or on behalf of a Participant. Furthermore, a Participant's Account shall be reduced for any penalties, withdrawal charges or similar assessments or charges actually assessed against the value of any investment held in such Account as a result of early withdrawal or payment of such investment.


                                   ARTICLE VII
                                     VESTING

         7.1 A Participant shall at all times be 100% vested in the allocations credited to such Participant's Deferred Compensation Account pursuant to Section 4.1.



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         7.2 A Participant shall at all times be 100% vested in the allocations credited to such Participant's Company Contribution Account pursuant to Section 5.1.


                                  ARTICLE VIII
                          DISTRIBUTIONS AND WITHDRAWALS

         8.1 The Participant shall receive the vested portion of his Account in one lump sum as soon as practicable following the Participant's separation from service whether due to the Participant's Retirement, death, or termination from employment (voluntary or involuntary). Anything herein to the contrary notwithstanding, the Committee reserves the right (a) to designate a form of payment other than a lump sum payment or (b) to limit payments in any given year to such amount as would not cause a loss of deductibility pursuant to Section 162(m) of the Code.

         8.2 Distributions or withdrawals from a Participant's Account shall not be permitted prior to the date of distribution pursuant to Section 8.1, except that a withdrawal may be made from a Participant's Account by reason of an unforeseeable emergency. For this purpose, an unforeseeable emergency shall be an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship if early withdrawal were not permitted. Any early withdrawal approved by the Committee pursuant to this Section 8.2 shall be limited to the amount necessary to meet the emergency.


                                   ARTICLE IX
                          SOURCE OF PAYMENT OF BENEFITS

         9.1 All payments provided for under the Plan shall be paid in cash from the general funds of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the Participant or such Participant's dependents, beneficiaries or estate from any trust or special or separate fund established by the Company to assure such payments. If the Company shall make any investments to aid it in meeting its obligations hereunder, a Participant shall have no right, title, or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any Participant. To the extent that any Participant acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

         9.2 The Company may establish a grantor trust with a third party institutional trustee for the benefit of Participants in the Plan. The powers, duties and responsibilities of the trustee shall be as set forth in the trust agreement and nothing contained in the



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Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the trustee. The assets of said trust will be held separate and apart from other Company funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

         (a) the creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of the Act;

         (b) the Company shall be treated as the "grantor" of said trust for purposes of Sections 671 and 677 of the Code; and

         (c) said trust agreement shall provide that its assets may be used to satisfy claims of the Company's general creditors, provided that the rights of such general creditors are enforceable under federal and state law.


                                    ARTICLE X
                          DESIGNATION OF BENEFICIARIES

         10.1 Unless a Participant otherwise files with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under this Plan upon such Participant's death, the Participant's beneficiary under the SIP shall be deemed to have been designated such Participant's Beneficiary for benefits under this Plan. In the event that no election has been made either under the terms of the Plan or the terms of the SIP, then upon the Participant's death, any amount payable under the Plan shall be paid to the Participant's estate. If a Participant wishes to change a Beneficiary designation under the Plan, he may do so at any time and from time to time without the consent of any Beneficiary. If the Committee is in doubt as to the right of any person to receive such amount, the Company may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan and the Company therefor.


                                   ARTICLE XI
                           ADMINISTRATION OF THE PLAN

         11.1 The Plan shall be administered by the Committee, which shall have full power and authority to interpret, construe and administer the Plan, and review claims for benefits under the Plan, and the Committee's interpretations and constructions of the Plan and actions thereunder shall be binding and conclusive on all persons and for all purposes.



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         11.2 If any claim for benefits under the Plan is wholly or partially denied, the Committee shall give written notice by registered or certified mail of such denial to the claimant within 90 days after receipt of the written claim by the Committee. Notice must be written in a manner calculated to be understood by the claimant, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure. The Committee shall also advise the claimant that the claimant or the claimant's duly authorized representative may request a review by the Committee of the decision to deny the claim by filing with the Committee, within 60 days after such notice has been received by the claimant, a written request for such review. The claimant may review pertinent documents and submit issues and comments in writing within the same 60 day period. If such request is so filed, such review shall be made by the Committee with 60 days after receipt of such request, unless special circumstances (including, but not limited to, a need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of the request for review. The claimant shall be given written notice within such 60 day period of the decision resulting from such review, which shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the provisions on which the decision was based.


                                   ARTICLE XII
                            AMENDMENT AND TERMINATION

         12.1 The Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action, as determined by the Committee. The Committee may adopt amendments to the Plan which it deems necessary or appropriate to comply with applicable laws or government regulations or which do not materially increase the annual cost of the Plan.


                                  ARTICLE XIII
                               GENERAL PROVISIONS

         13.1 This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Participant, and the designees and the estate of the Participant. Nothing in this Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Plan and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term



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"Company" shall refer to such other corporation and this Plan shall continue in full force and effect.

         13.2 Neither the Plan nor any action taken hereunder shall be construed as giving to a Participant the right to be retained in the employ of the Employer or as affecting the right of the Employer to dismiss any Participant.

         13.3 The Company may withhold from any benefits payable under this Plan all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         13.4 Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reasons of such person's bankruptcy or other event happening at any such time such amount would be made subject to such person's debts or liabilities or would otherwise not be enjoyed by such person, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, such person's spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.

         13.5 If the Committee shall find that any person to whom any amount is or was payable hereunder is unable to care for such person's affairs because of illness or accident, or has died, then the Committee, if it so elects, may direct that any payment due such person or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or to or for the benefit of such person's spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Committee may deem proper. Any such payment shall be in complete discharge of the liability of the Company therefor.

         13.6 All elections, designations, requests, notices, instructions, and other communications from a Participant, Beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.



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         13.7 The benefits payable under this Plan shall be in addition to all other benefits provided for Employees of the Company.

         13.8 The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

         13.9 This Plan shall be governed by the laws of the State of Minnesota from time to time in effect.



IN WITNESS WHEREOF, the undersigned has executed this Plan as of the 5th day of March, 1999.

                                            AMERICAN MEDICAL SYSTEMS, INC.


                                          BY: /s/ Jan Dick
                                              ---------------------------------

                                          TITLE: Vice President-Human Resources
                                                 ------------------------------



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